EXHIBIT 23 CONSENT OF AMISANO HANSON- AUDITOR


A PARTNERSHIP OF INCORPORATED PROFESSIONALS                       AMISANO HANSON
                                                           CHARTERED ACCOUNTANTS


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement of Form SB-2 Amendment number 4 for W.S. Industries, Inc. of our report dated June 21, 2005, relating to the financial statements of W.S. Industries, Inc., as of May 31, 2005 and the reference to our firm as experts in the Registration Statement.


Vancouver, Canada                                               "AMISANO HANSON"
September 8, 2005                                          Chartered Accountants

750 WEST PENDER STREET, SUITE 604                      TELEPHONE: 604-689-0188
VANCOUVER, CANADA                                      FACSIMILE: 604-689-9773
V6C 2T7                                                E-MAIL: AMISHAN@TELUS.NET